Universal Institutional Funds, Inc.  Emerging Markets Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	IDFC Ltd.
Purchase/Trade Date:	7/5/2010
Size of Offering/shares:  157,752,090
Offering Price of Shares: INR 168.250
Amount of Shares Purchased by Fund:     831,490
Percentage of Offering Purchased by Fund:   0.527
Percentage of Funds Total Assets:  0.08
Brokers: CLSA India, Credit Suisse (India), Morgan Stanley India,
IDFC Capital Limited
Purchased from: IDFC

Securities Purchased:	Agriculture Bank of China H Shares
Purchase/Trade Date:	7/8/2010
Size of Offering/shares: 25,411,765,000
Offering Price of Shares:  HKD 3.200
Amount of Shares Purchased by Fund: 11,385,000
Percentage of Offering Purchased by Fund:   0.045
Percentage of Funds Total Assets: 0.360
Brokers: China International Capital Corporation, Hong Kong Securities Limited, Goldman Sachs Asia, Morgan Stanley Asia, ABC International Purchased from: JPMorgan

Securities Purchased:	Xinjiang Goldwind Sci & Tech
Purchase/Trade Date:	10/4/2010
Size of Offering/shares: 395,294,000
Offering Price of Shares: HKD 17.980
Amount of Shares Purchased by Fund:  196,000
Percentage of Offering Purchased by Fund:   0.050
Percentage of Funds Total Assets: 0.04
Brokers: CICC, JPMorgan, Citi, Goldman Sachs, Haitong
Purchased from: JPMorgan Asia

Securities Purchased:	AIA Group Ltd.
Purchase/Trade Date:	10/22/2010
Size of Offering/shares: 5,857,413,800
Offering Price of Shares: HKD 19.680
Amount of Shares Purchased by Fund: 3,099,000
Percentage of Offering Purchased by Fund:   0.52
Percentage of Funds Total Assets: 0.70
Brokers: Deutsche Bank, Goldman Sachs, Morgan Stanley
Purchased from: Deutsche Bank




Securities Purchased:	Mail.Ru Group Ltd. 144A
Purchase/Trade Date:	11/5/2010
Size of Offering/shares: 32,925,783
Offering Price of Shares: $27.700
Amount of Shares Purchased by Fund: 59,779
Percentage of Offering Purchased by Fund: 0.182
Percentage of Funds Total Assets: 0.14
Brokers: Goldman Sachs International, JPMorgan, VTB Capital,
Morgan Stanley, Pacific Crest Securities
Purchased from:  Goldman Sachs